Exhibit 4.1

AMENDMENT NO. 1 dated as of June 16, 2004 (this "Amendment"), to the Amended and Restated Credit Agreement dated as of December 3, 2003 (the "Credit Agreement"), among LABONE, INC., a Missouri corporation (the "Company"), the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have extended and agreed to extend credit to the Company.

B. The Company proposes to issue and sell Convertible Senior Debentures Due 2034 (the "Convertible Senior Debentures") in an aggregate principal amount of up to $103,500,000. The Convertible Senior Debentures will be issued pursuant to an Indenture to be dated as of a date on or around June 22, 2004, between the Company and a trustee to be identified, and will be convertible, in certain circumstances, at the option of the holders thereof, into a right to receive cash and common stock of the Company. Up to $18,000,000 of the proceeds of the issuance and sale of the Convertible Senior Debentures will be used to repurchase shares of common stock of the Company (the "Share Repurchase").

C. In connection with the issuance and sale of the Convertible Senior Debentures and the Share Repurchase, the Company desires to amend the Credit Agreement as set forth herein.

D. The Lenders whose signatures appear below, constituting the Required Lenders, are willing, on the terms and subject to the conditions set forth herein, so to amend the Credit Agreement.

E. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment, (a) The following definitions are hereby inserted in Section 1.01 in the appropriate alphabetical order:

"Convertible Senior Debentures" means the Convertible Senior Debentures Due 2034 to be issued by the Company under the Convertible Senior Debentures Indenture.

"Convertible Senior Debentures Indenture" means the Indenture to be dated as of a date on or around June 22, 2004, between the Company and a trustee to be identified, as the same may be amended from time to time in accordance with the provisions of this Agreement.

"Permitted Share Repurchase" means the repurchase by the Company of shares of its common stock with no more than $18,000,000 of the proceeds of the issuance of the Convertible Senior Debentures.

(b) Section 6.01(a) of the Credit Agreement is hereby amended by adding the following clause (xii) immediately prior to the existing clause (xii) under such Section, and redesignating such existing clause (xii) as clause (xiii) under such Section:

"(xii) the Convertible Senior Debentures; provided that (A) the aggregate principal amount of the Convertible Senior Debentures shall not exceed $103,500,000 at any time outstanding and (B) no obligations of the Company under the Convertible Senior Debentures shall be Guaranteed by any Subsidiary or secured by any assets of the Company or any of its Subsidiaries; and"

(c) Section 6.10(a) of the Credit Agreement is hereby amended by adding the following clause (v) at the end thereof:

"(v) the Company may declare and make, and may agree to declare and make, the Permitted Share Repurchase."

(d) Section 6.10(b) of the Credit Agreement is hereby amended by adding the following clause (vi) at the end thereof:

"(vi) unless a Default or an Event of Default shall have occurred and is continuing, (A) payment by the Company, in connection with any conversion of Convertible Senior Debentures, of a settlement amount, whether in cash or shares of common stock of the Company or a combination thereof, or of a make-whole premium in shares of common stock of the Company, and (B) repurchase by the Company of Convertible Senior Debentures upon the exercise by the holder thereof of a "designated event put" right under the Convertible Senior Debentures Indenture, in each case, in accordance with the Convertible Senior Debentures Indenture."

(e) Section 6.12 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows:

"(a) any instrument or document evidencing or governing the Convertible Senior Debentures or any Indebtedness subordinated to the Obligations, or any portion of any of the foregoing, including the Convertible Senior Debentures Indenture, or"

SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Company represents and warrants to each of the Lenders, the Administrative Agent, the Issuing Banks and the Collateral Agent that (i) this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms and (ii) after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3. Effectiveness and Termination of Amendment. This Amendment shall become effective as of the date set forth above on the date that the Administrative Agent or its counsel shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company and the Required Lenders. Notwithstanding anything else to the contrary set forth herein, in the event that the issuance and sale of the Convertible Senior Debentures shall not have been completed by July 9, 2004, Section 1 of this Amendment shall, without any further action by any party hereto or any other Person, cease to have any force and effect and this Amendment shall automatically be deemed to be amended to delete Section 1 hereof in its entirety.

SECTION 4. Effect of Amendment. Except as expressly set forth herein (but subject to the final sentence of Section 3 hereof), this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Banks, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment shall constitute a "Loan Document" for all purposes of the Existing Credit Agreement and the other Loan Documents.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

LABONE, INC.,

by: /s/ John W. McCarty

Name: John W. McCarty

Title:Exec. VP and CFO

by: /s/ Jim Ely

Name: Jim Ely

Title: Managing Director

SIGNATURE PAGE TO AMENDMENT
NO. 1 TO THE AMENDED AND
RESTATED CREDIT AGREEMENT
DATED AS OF DECEMBER 3, 2003,
AMONG LABONE, INC., THE LENDERS
FROM TIME TO TIME PARTY
THERETO AND JPMORGAN CHASE
BANK, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Bank of America, N. A.

by: /s/ Gregory Mojica

Name: Gregory Mojica

Title: Senior Vice President

NAME OF INSTITUTION: Citicorp USA, Inc.

by: /s/ Allan Fisher

Name: Allan Fisher

Title:

NAME OF INSTITUTION: Commerce Bank. N.A.

by: /s/ Martin Nay

Name: Martin Nay

Title: Vice President

NAME OF INSTITUTION: National City Bank of Kentucky

by: /s/ Deroy Scott

Name: Deroy Scott

Title: Senior Vice President

NAME OF INSTITUTION: The Northern Trust Company

by: /s/ Fredric W. McClendon

Name: Fredric W. McClendon

Title: VICE PRESIDENT

NAME OF INSTITUTION: Wachovia Bank. National Association

by: /s/ Robert G. McGill, Jr.

Name: Robert G. McGill, Jr.

Title: Director

NAME OF INSTITUTION: Wells Fargo Bank, N. A.

by: /s/ Tammy R. Sturgis

Name: Tammy R. Sturgis

Title: Vice President